Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

CLARUS CORPORATION

A Delaware corporation

(Adopted as of September 4, 2024)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The address of the registered office of Clarus Corporation (the “Corporation”) in the State of Delaware, and the name of the Corporation’s registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

Section 1.2 Other Offices. The Corporation may have an office or offices other than said registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. All meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may designate such place of meeting, either within or outside the State of Delaware, or the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.2 Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors and transact such other business as may be properly brought before the annual meeting pursuant to Section 2.11. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of the stockholders.

Section 2.3 Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board of Directors, Chief Executive Officer, or the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, and may not be called by any other person. Special meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board of Directors and stated in the Corporation’s notice of the meeting.

Section 2.4 Notice.

(a)       Timing; Contents. Whenever stockholders are required or permitted to take action at a meeting, written notice of each annual and special meeting of stockholders stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different than the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting not less than 10 nor more than 60 days before the date of the meeting except as otherwise required by law, the Certificate of Incorporation or these Bylaws.

(b)       Form of Notice. All such notices shall be delivered in writing, by email or by another form of electronic transmission if receipt of such other form of electronic transmission has been consented to by the stockholder to whom the notice is given. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Notice by any other form of electronic transmission (other than email), including, without limitation notice by facsimile telecommunications and posting on an electronic network, shall be given as provided by applicable law. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)       Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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Section 2.5 List of Stockholders. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy at the meeting, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, may adjourn the meeting to another time and/or place. Where a separate vote by a class or classes or series is required by law or by the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of capital stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on the matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and such withdrawal shall not affect the validity of any action taken at the meeting or any adjournment thereof. Whether or not a quorum shall be present or represented by proxy at any meeting of the stockholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.7.

Section 2.7 Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place by the chair of the meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

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Section 2.8 Vote Required.

(a)       When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any matter brought before the meeting (other than the election of directors), unless by express provisions of an applicable law or regulation applicable to the Corporation or its securities or of the rules or regulations of any stock exchange applicable to the Corporation or of the Certificate of Incorporation or of these Bylaws a different or minimum vote is required on such matter, in which case such minimum or different shall be the required vote for such matter.

(b)       When a quorum is present at any meeting of stockholders, the election of directors shall be determined by a plurality of the votes cast by the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.9 Voting Rights. Except as otherwise provided by the DGCL or the Certificate of Incorporation (including any certificate of designation in respect of any series of preferred stock), each holder of record of capital stock shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder on the record date for voting for such meeting.

Section 2.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy executed or transmitted in a manner permitted by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 2.11 Notifications of Nominations and Proposed Business Brought Before a Meeting of the Stockholders.

(a)       Notice of Business. Nominations for the election of directors, and the proposal of other business, to be brought before any annual or special stockholders’ meeting may be made by (i) the Board of Directors or a committee appointed by the Board of Directors for such purpose or (ii) any stockholder of the Corporation who (A) is entitled to vote at the meeting, (B) has given timely notice in proper written form pursuant to this Section 2.11 of such stockholder’s intent to make such nomination or nominations or to make such other proposal and has otherwise complied with the requirements set forth in this Section 2.11, and (C) was a stockholder of record (1) at the time of giving of such notice, (2) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and (3) at the time of the meeting. Clause (ii) of this Section 2.11(a) shall be the exclusive means for a stockholder to make nominations or submit other business (other than business properly brought in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor provision of law) and included in the Corporation’s notice of meeting in accordance therewith). To be timely, a stockholder of record delivering a notice of any nomination or other business proposed to be brought before a meeting pursuant to this Section 2.11 (the “Noticing Stockholder”) must deliver such notice to the Secretary of the Corporation at the principal executive offices of the Corporation within the time set forth in Section 2.11(c) with respect to an annual meeting or in Section 2.11(d) with respect to a special meeting.

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(b)       Information in Notice. To be in proper written form, a Noticing Stockholder’s notice to the Secretary (whether given pursuant to Section 2.11(c) or Section 2.11(d)) must set forth:

(i)       as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or re-election as a director, (A) the name, age and address (business and residential) of the proposed nominee, (B) a complete biography and statement of the proposed nominee’s qualifications, including the principal occupation or employment of such person (at present and for the past five years), (C) the Specified Information (as defined below) for such person, (D) to the extent known by the Noticing Stockholder, a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) presently or during the past three years, between or among the Holders (as defined below) and/or any of its Affiliates or Associates (as defined below), on the one hand, and the nominee, on the other hand, (E) the proposed nominee’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card and to serve as a director of the Corporation if elected, (F) any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act, and (G) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 2.11(i) hereof,

(ii)       if a Noticing Stockholder’s notice relates to any proposal other than the nomination of a director or directors, (A) a brief description of the proposal desired to be brought before the meeting (including the text of any resolution proposed for consideration and if such business includes proposed amendments to the Bylaws, the text of the proposed amendments), (B) the reasons for bringing the proposal before the meeting, (C) any interest in such proposal or the business to which it relates of each Holder and/or its Affiliates and Associates, if any, and (D) a description of all agreements, arrangements and understandings between each Holder and/or any of its Affiliates and Associates, if any, and any other person or persons (including the names of such persons), in connection with the proposal of such business by such Noticing Stockholder, and

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(iii)       as to each Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”), (A) the name and address of each Noticing Stockholder as they appear on the Corporation’s books, and the name and address of each Holder who is not the Noticing Stockholder , if any, (B)(1) the number of shares of each class or series of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by each Holder and/or its Affiliates and Associates, if any (provided that, for the purposes of this Section 2.11(b), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), and the number of shares that have been held by each Holder and/or its Affiliates and Associates, if any, during the last 12 months, (2) descriptions of all profits interests, options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder to acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of stock of the Corporation, in cash or otherwise (each a “Derivative Instrument”), which are directly or indirectly owned or held, including beneficially, by each Holder and/or its Affiliates and Associates, if any, (3) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), contract, arrangement, understanding or relationship, including any Voting Commitment (as defined below) pursuant to which each Holder and/or its Affiliates and Associates, if any, has a right to vote or has granted a right to vote any shares of stock or any other security of the Corporation or Derivative Instruments, (4) any short interest in any security of the Corporation held by each Holder and each of its Affiliates and Associates, if any, presently or within the last 12 months (for purposes of these Bylaws, a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights held by each Holder and/or its Affiliates and Associates, if any, to receive dividends or payments in lieu of dividends on shares of stock or other securities of the Corporation that are separated or separable from the underlying shares of stock or other security of the Corporation, (6) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held by each Holder and/or its Affiliates and Associates, if any, or held directly or indirectly by a partnership or other entity in which any Holder and/or any of its Affiliates and Associates, if any, is a partner or manager or has another form of equity ownership, (7) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder and/or its Affiliates and Associates, if any, and any other person with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any shares of stock or any other security of the Corporation or to increase or decrease the voting power of any such person with respect to any shares of stock or any other security of the Corporation, (8) any direct or indirect legal, economic or financial interest (including short interest) of each and/or its Affiliates and Associates , if any, in the outcome of any vote to be taken at any annual or special meeting of stockholders of the Corporation, (9) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder and/or its Affiliates and Associates, if any, is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its subsidiaries or any their respective officers or directors (sub-clauses (1) through (9) of this Section 2.11(b)(iii)(B) shall be referred to as the “Specified Information”), (C) any other information relating to each Holder and its Affiliates and Associates, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of the Exchange Act, (D) a representation by the Noticing Stockholder that it is a holder of record of stock of the Corporation that it is entitled to vote at such meeting on the matter proposed, that the Noticing Stockholder will continue to be a stockholder of record of the Corporation entitled to vote at such meeting on the matter proposed through the date of such meeting, and that the Noticing Stockholder intends to appear in person or by proxy at such meeting to propose such nomination or other business, (E) if any Holder and/or its Affiliates and Associates, if any, intends to engage in a solicitation with respect to a nomination or other business pursuant to this Section 2.11, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and a representation that such Holder and/or its Affiliates and Associates intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal or elect the nominee, (2) otherwise to solicit proxies or votes in support of such proposal or nomination, and/or (3) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, (F) a certification that each Holder and its Affiliates and Associates , if any, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (G) the names and addresses of other stockholders (including beneficial owners) known by any Holder and/or its Affiliates and Associates, if any, to financially support or intend to vote in favor of such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (H) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

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A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11(b) shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than five days after the record date for stockholders entitled to vote at such annual meeting in the case of the update and supplement required to be made as of such record date and not later than seven Business Days prior to the date of the meeting, or if practicable, any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof; provided, that, in the case of an adjournment, recess, rescheduling or postponement, if it is not possible to deliver such update and supplement by such date due to an adjournment, recess, rescheduling or postponement of the meeting that is less than seven (7) Business Days, such update or supplement shall be delivered on the first practicable date prior to the date to which such meeting has been adjourned, recessed, rescheduled or postponed. In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation no later than seven Business Days prior to the date of the annual meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

(c)       Annual Meetings of Stockholders. In addition to any other applicable requirements, for nominations or any other proposal that is a proper matter for stockholder action to be brought before an annual meeting by a stockholder of record, the Noticing Stockholder must have given timely notice thereof in proper form and in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, the Noticing Stockholder’s notice containing the information described in Section 2.11(b) must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the preceding years annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, the notice by the Noticing Stockholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to the current year’s annual meeting and not later than the later of (i) the Close of Business on the 90th day prior to the current year’s annual meeting and (ii) the Close of Business on the 10th day following the date on which public announcement of the date of such annual meeting is first made by the Corporation). In no event shall the adjournment, recess or postponement of an annual meeting (or the public announcement of an adjournment, recess or postponement of an annual meeting) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Notwithstanding anything in the second sentence of this Section 2.11(d) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days prior to the deadline for nominations that would otherwise be applicable under this Section 2.11(d), a Noticing Stockholder’s notice required by this Section 2.11 shall be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which the public announcement of such increase in the number of directors to be elected is first made by the Corporation. The number of nominees a Noticing Stockholder may nominate for election at the annual meeting on its own behalf (or in the case of one or more Noticing Stockholders giving the notice on behalf of a beneficial owner, the number of nominees such Noticing Stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

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(d)       Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in Section 2.3 hereof. Only such business shall be conducted at a special meeting of stockholders as is a proper matter for stockholder action under Delaware law and as shall have been brought before the meeting pursuant to the Corporation’s notice of the special meeting given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided in Section 2.3 hereof). The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record of the Corporation both at the time the notice provided for in Section 2.11(a) is delivered to the Corporation’s Secretary and on the record date for the determination of stockholders entitled to vote at the special meeting and (b) is entitled to vote at the meeting and upon such election. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.11(a) shall be delivered to the Corporation’s Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the Close of Business on the 90th day prior to such special meeting, or, if later, the Close of Business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment, recess or postponement of a special meeting (or the public announcement of an adjournment, recess or postponement of a special meeting) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

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(e)       Certain Interpretations and Definitions. For purposes of these Bylaws, (1) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; (2) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; (3) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; (4) “Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day; (5) “immediate family member” shall have the meaning attributed to such term in Rule 404 of Regulation S-K; (6) for purposes of Section 2.11 only, delivery of any notice or materials by a stockholder as required to be delivered shall mean hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation; (7) “public announcement” shall mean disclosure in a press release issued by the Corporation that is reported by Business Wire, Dow Jones News Service, Associated Press or a comparable national news service in the United States or in a document publicly filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and (8) “qualified representative” of a stockholder of the Corporation shall mean, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or of such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders of the Corporation. For purposes of these Bylaws, the words “include,” “includes,” or “including” shall be deemed to be followed by the words without limitation. Where a reference in these Bylaws is made to any statue or regulation, such reference shall be to (1) the statute or regulation as amended from time to time (except as context may otherwise require) and (2) any rules or regulations promulgated thereunder.

(f)       Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.11; provided, however, that nothing in this section shall be deemed to (1) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

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(g)       Eligibility for Nomination; Appear at Stockholder’s meeting. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at a stockholder’s meeting to serve as directors and only such business shall be conducted at a stockholder’s meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the meeting to present a nomination or business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such nomination or proposal may have been received by the Corporation.

(h)       Business Not Properly Brought Before Meeting. The Board of Directors in advance of the meeting and chair of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made or any business was not properly brought before the meeting, as the case may be, in accordance with the provisions of this Section 2.11; in which case any such nomination not properly made or any business not properly brought before the meeting, as the case may be, shall not be transacted.

(i)       Submission of Questionnaire, Representation and Agreement. In addition to the other requirements of this Section 2.11, each person whom a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.11) to the Secretary at the principal executive offices of the Corporation (1) a written questionnaire with respect to the background and qualification and independence of such person (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within ten days of such written request) and (2) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within ten days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such persons ability to comply, if elected as a director of the Corporation, with such persons fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) if elected as a director of the Corporation, will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) intends to serve a full term if elected as a director of the Corporation.

(j)       Rule 14a-19. Without limiting the other provisions and requirements of this Section 2.11, unless otherwise required by law, if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

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Section 2.12 Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.12 at the adjourned meeting.

Section 2.13 Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If No record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.14 Conduct of Meetings.

(a)       Generally. Meetings of stockholders shall be presided over by a chair designated by the Board of Directors (who must be an officer or director of the Corporation), or in such person’s absence, by the Chair of the Board, if any, or in the absence of the Chair of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the Chief Financial Officer, or in the absence of all of the foregoing, by the most senior officer of the Corporation present at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.

(b)       Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power to adjourn the meeting to another place, if any, date and time or to recess the meeting.

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(c)       Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 2.15 Action by Stockholder Consent in Lieu of a Meeting.

(a)        In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.15(a)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.15(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.15(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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(b)       In the event of the delivery, in the manner provided by this Section 2.15 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.15 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.15(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)       No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the first date a written consent is received in accordance with this Section 2.15, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.15 and applicable law, and not revoked.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2 Number; Term of Office. The Board of Directors shall consist of not less than three and not more than seven directors as fixed from time to time solely by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.3 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Section 3.4 Annual Meetings. Except as otherwise from time to time determined by resolution of the Board of Directors, an annual meeting of the Board of Directors shall be held without other notice other than required by these Bylaws, immediately after, and at the same place (if any) as, the annual meeting of stockholders.

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Section 3.5 Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board or the Chief Executive Officer (if such person is a director) or upon the written request of at least a majority of the directors then in office.

Section 3.6 Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 3.6. Any such notice shall state the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting, if the notice is given by telephone, by delivery in person, or sent by email or similar means or (b) five days before the meeting if delivered by mail to the directors residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.7 Chair of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect from among its ranks, by the affirmative vote of a majority of the total number of directors then in office, a Chair of the Board who shall preside at all meetings of the Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer shall preside at such meeting (if the Chief Executive Officer is a director and is not also Chair of the Board), and, if the Chief Executive Officer is not present at such meeting or is not a director, the Chief Financial Officer shall preside at such meeting (if the Chief Financial Officer is a director and is not also the Chair of the Board or the Chief Executive Officer), and, if the Chief Financial Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting then in office shall elect one of their members to so preside. A majority of the total number of directors shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8 Committees. The Corporation elects to be governed by the provisions of Section 141(c)(2) of the DGCL. The Board of Directors (a) may designate one or more committees consisting of one or more of the directors of the Corporation and (b) shall, during such period of time as any securities of the Corporation are listed on a national securities exchange, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

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Section 3.9 Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee then serving shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that members alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.10 Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 3.11 Waiver of Notice. Any director may waive notice of any meeting of the Board of Directors, or any committee thereof, by a written waiver signed by the director entitled to the notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein. Attendance of a director at a meeting of the Board of Directors, or of any committee thereof, shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.12 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.13 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.14 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such directors duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional  or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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Section 3.15 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event or events.

Section 3.16 Removal. Except as provided in the Certificate of Incorporation or under applicable law, directors may be removed from office with or without cause by a vote of the holders of a majority in voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

Section 4.1 Number, Titles. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the Chief Executive Officer nor the President shall also hold the office of Secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

Section 4.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until such person’s earlier death, resignation, removal, disqualification, or retirement as hereinafter provided.

Section 4.3 Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its sole discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification, retirement or otherwise may be filled by the Board of Directors.

Section 4.5 Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of such person also being a director of the Corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or any applicable rule or regulation, including any rule or regulation of any national securities exchange upon which the Corporation’s securities are then listed for trading.

Section 4.6 Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to the Chief Executive Officer by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

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Section 4.7 The President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to the President from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 4.8 Senior Vice Presidents and Vice Presidents. Each Senior Vice President and Vice President shall have the powers and duties delegated to such person by the Board of Directors or the Chief Executive Officer. One Senior Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the Presidents absence or disability.

Section 4.9 The Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 4.10 The Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

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Section 4.11 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 4.12 Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

Section 4.13 Officers Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 4.14 Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officers place during such officers absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

Section 4.15. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE V

STOCK

Section 5.1 Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two authorized officers, which shall include, without limitation, the Chair of the Board (if an officer), the Chief Executive Officer, the President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, whose facsimile signature has been used on or who has duly affixed a facsimile signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile signature or signatures have been used thereon or who duly affixed a facsimile signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.

Section 5.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by such person’s attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary or the transfer agent thereof. Certificated shares shall be transferred only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Uncertificated shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of the Corporation.

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Section 5.3 Transfer Agent. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 5.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or of uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock of the Corporation to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors in accordance with applicable law. Dividends may be paid in cash, in property, in shares of the capital stock or in any combination thereof, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

Section 6.2 Contracts. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 6.3 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 6.4 Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form as the Board of Directors shall from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this section.

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Section 6.5 Voting Securities Owned By Corporation. Voting securities in any other corporation or other entity held by the Corporation shall be voted (or consents in writing may be provided in respect thereof) by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any Senior Vice President or Vice President, unless the Board of Directors specifically confers authority to vote (or expresses consent in writing) with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote or express consent with respect to such securities shall have the power to appoint proxies, with general power of substitution.

Section 6.6 Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware.

Section 6.7 Time Periods. Unless otherwise provided by applicable law or these Bylaws, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 6.8 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 6.9 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 6.10 Forum for Adjudication of Disputes.

(a)       Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i)       any derivative action or proceeding brought on behalf of the Corporation;

(ii)       any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders;

(iii)       any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or these Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

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(iv)       any action asserting a claim governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.10(a).

(b)       Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.10(b).

ARTICLE VII

INDEMNIFICATION

Section 7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorney’s fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation (or has ceased to serve, at the request of the Corporation, as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) and shall inure to the benefit of the indemnitees heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 7.1 shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an undertaking), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a final adjudication) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.

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Section 7.2 Procedure for Indemnification. If a claim for indemnification under this Article VII (which may only be made following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the indemnitee, or if a claim for any advancement of expenses under this Article VII is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced (provided that the indemnitee has delivered the undertaking contemplated by Section 7.1), the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Such person’s costs and expenses incurred in connection with successfully establishing such person’s right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law. It shall be a defense to any action by a director or officer for indemnification or the advancement of expenses (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 7.2, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents of the Corporation for whom indemnification and advancement of expenses is provided pursuant to Section 7.1 shall be the same procedure set forth in this Section 7.2 for directors or officers of the Corporation, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employees or agents of the Corporation.

Section 7.3 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 7.4 Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by the Corporation (a “subsidiary” for this Article VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 7.5 Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification, advancement of expenses and other rights contained in this Article VII in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

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Section 7.6 Other Rights; Continuation of Rights to Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article VII shall be deemed to be a contract between the Corporation and each indemnitee who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7.7 Merger or Consolidation. For purposes of this Article VII, references to the Corporation shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 7.8 Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 7.1 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article VII to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.9 Amendments. Any repeal or amendment of this Article VII by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VII. will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VII by the stockholders shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote on amendments to the Bylaws.

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ARTICLE VIII
EMErGEncy by laws

Section 8.1 Emergency Bylaws. Notwithstanding anything to the contrary in the Certificate of Incorporation or these Bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (each, an “emergency”) and irrespective of whether a quorum of the Board or a standing committee thereof can readily be convened for action, this Section 8.1 shall apply.

(a)       Any director or senior executive officer of the Corporation may call a meeting of the Board of Directors or any committee thereof by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(b)       At any meeting called in accordance with Section 8.1(a) of these Bylaws, the director or directors in attendance shall constitute a quorum. In the event that no directors are able to attend the meeting, the Designated Officers in attendance shall be deemed directors for such meeting. For purposes of this Section 8.1(b), a “Designated Officer” means an officer who is included on a list of officers of the Corporation who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an emergency if a quorum of directors cannot otherwise be obtained, which officers have been designated by the Board of Directors prior to such time as an emergency may have occurred.

(c)       Directors may take action to appoint one or more of the directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Section 8.1 applies.

(d)       To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these Bylaws. It is recognized, however, that in an emergency, it may not always be practical to act in this manner and this Section 8.1 is intended to, and does hereby, empower the Board of Directors with the maximum authority possible under the DGCL and all other applicable law to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation, including, without limitation, taking any action that it determines to be practical and necessary to address the circumstances of the emergency.

(e)       No director, officer or employee acting in accordance with this Section 8.1 or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.

(f)       This Section 8.1 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the Board of Directors immediately prior to the emergency to resume management of the business of the Corporation.

(g)       At any meeting called in accordance with Section 8.1(a), the Board of Directors may modify, amend or add to the provisions of this Section 8.1 in order to make any provision that may be practical or necessary given the circumstances of the emergency.

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(h)       The provisions of this Section 8.1 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 8.1(e) of these Bylaws with regard to action taken prior to the time of such repeal or change.

(i)       Nothing contained in this Section 8.1 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.

ARTICLE IX

AMENDMENTS

The Board of Directors shall have the power to adopt, amend, alter or repeal these Bylaws. The affirmative vote of the Board of Directors shall be required to adopt, amend, alter or repeal these Bylaws. These Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 7.9) of all outstanding shares of capital stock of the Corporation entitled to vote on the matter, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal these Bylaws.

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